Exhibit 10.19

DATED THIS 27th DAY OF NOVEMBER 2025

Between

NANYANG TECHNOLOGICAL UNIVERSITY

And

NANYANG BIOLOGICS PTE. LTD

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

CONFIDENTIAL

THIS ASSIGNMENT AGREEMENT (“Agreement”) is made effective on the 27th day of November 2025 (“Effective Date”) BETWEEN

(1)	NANYANG TECHNOLOGICAL UNIVERSITY–NTUITIVE PTE LTD, (UEN No.:199502518G), located at 71 Nanyang Drive, #03-01, Singapore 638075 (hereinafter referred to as “NTUitive”), a wholly owned subsidiary of Nanyang Technological University (hereinafter referred to as “NTU”); (collectively referred to as “Assignor”)

And

(2)	NANYANG BIOLOGICS PTE. LTD. (UEN ID 202116184H), a company incorporated in Singapore with a business address at 10 Anson Road, International Plaza, #25-06 Singapore 079903 (hereinafter referred to as “Assignee”).

WHEREAS:

(A)	Assignee, is desirous of owning the rights, title and interest in and to the intellectual property rights to the invention (hereinafter referred to collectively as the “Inventions”) for which patent applications have been filed or granted.

(B)	Assignor hereby agrees to assign all its rights, titles and interests in and to the intellectual property rights to the Inventions and the Patents (as hereinafter defined in Schedule 1 and referred to as the “Assigned IPs”) to Assignee and Assignee has agreed to accept the assignment of said intellectual property rights on the terms and conditions as set out below.

NOW THEREFORE the parties agree as follows:

1.	In consideration of the sum of Singapore Dollars One Million (S$1,000,000) excluding prevailing Singapore Goods and Services Tax (GST), the Assignor hereby sells, transfers and assigns to the Assignee, the Assignor’s full and exclusive benefit and entire rights, titles, interests and benefits in and to:

(a)	the Invention, and any and all patent applications that have been or shall be filed in Singapore and all foreign countries based in whole or in part on any of the Applications and/or the Inventions, including any United States patent applications (including provisional, non-provisional, divisional, continuing, or reissue applications), and any and all patents (including extensions thereof) of any country which have been or may be granted on any of the aforesaid patent applications and/or Inventions, or any part thereof (hereinafter collectively referred to as the “Patents”); and

(b)	all rights and powers arising or accrued from the assigned intellectual property rights hereunder, including the right to recover and take all such proceedings as may be necessary for the recovery of damages and/or other remedies in respect of all infringements whether committed before or after the date of this Agreement and to have the benefit of any remedy obtained on any infringement or alleged infringement before the date of this Agreement; to be held and enjoyed by the Assignee, its successors and assigns, as fully and entirely as the same would have been held and enjoyed by the Assignor had no sale, transfer or assignment of such interest been made.

CONFIDENTIAL

2.	The Assignee shall pay to Assignor the Assignment Fee in accordance with the following schedule:

(a)	Singapore Dollars two hundred thousand (S$200,000) (plus any GST chargeable thereon) to be paid 30 days upon the signing of this Agreement;

(b)	Singapore Dollars four hundred thousand (S$400,000) (plus any GST chargeable thereon) to be paid by the first anniversary of the Effective Date;

(c)	Singapore Dollars four hundred thousand (S$400,000) (plus any GST chargeable thereon) to be paid by the second anniversary of the Effective Date;

In the event that the Assignee undergoes an Initial Public Offering (IPO) in any Stock Exchange or makes a share placement pursuant to Clause 4(c)(ii), it shall make payment of the sums due under Clauses 2 (b) and 2(c) within three (3) months of such IPO or share placement, as the case may be.

The amounts stated above is exclusive of any applicable Singapore Goods and Services Tax (GST) payable by Assignee. Assignor will issue an invoice to Assignee for the amount of milestone payment and Assignee will pay such amount to Assignor upon receipt of such invoice and in accordance with the instructions for payment stated in such invoice.

3.	Equity. In consideration for the rights granted under Clause 1, Assignee will issue to NTUitive 95,653 Nanyang Biologics Pte. Ltd. ordinary shares (“Consideration Shares”) amounting to eight percent (8%) of Assignees 1,100,000 ordinary shares in its issued share capital as at the Effective Date, which shares will be deemed to be fully paid-up.

4.	The Assignor acknowledges and agrees that the Assignee shall issue the Consideration Shares on the following basis:

(a)	the Assignee is undertaking a de-SPAC event with RF Acquisition Corp II (“SPAC”);

(b)	the Consideration Shares is subject to dilution, in particular:

(i)	the Assignee may issue new ordinary shares to the SPAC sponsors’ appointed entities or individuals who will be holding 20% of the ordinary shares of the Assignee’s total ordinary shares in its issued share capital prior to a de-SPAC event; and

CONFIDENTIAL

(ii)	in the event the SPAC undertakes fundraising pursuant to a private investment in public entity before the de-SPAC event, such an event may dilute the interest of all shareholders of the Assignee (except the SPAC sponsors shares in sub-clause (b)(i)) in the SPAC post the de-SPAC event;

(c)	the Assignor’s shares of the public company upon closing of the de-SPAC event received in consideration for the Consideration Shares are subject to a 2-year lock-up post the de-SPAC event, and:

(i)	subject to sub-clause (c)(ii), the lock-up shall be in accordance with the lock-up period agreement as per Exhibit D signed by the Assignor and each shareholder of the Assignee (except the SPAC sponsors in sub-clause (b)(i)), and:

(ii)	in the event the public company upon closing of the de-SPAC event and during the 2-year lock-up period undertakes a placement program to raise at least US$100 million, the Assignor may, notwithstanding the lock-up but subject to applicable law and regulations, sell into the placement program such number of its shares of the public company equivalent to 0.5% of Class A ordinary shares of the public company.

5.	Apart from the consideration as stated in Clause 2, Assignee will reimburse for all Patent Expenses incurred by Assignor up to the and including the Effective Date amounting to the sum of Singapore Dollars Sixteen thousand nine hundred thirty-nine (S$16,939) (amount is as of 16 October 2025), excluding prevailing Singapore Goods and Services Tax (GST) to be paid 30 days upon the signing of this Agreement.

6.	If Assignee fails to make any payment due under this Agreement pursuant to clauses 2, 3, 4, and 5, all right, title and interest in and to the Assigned IPs in Schedule 1 shall, at the sole option of Assignor, revert to Assignor; without prejudice to the Assignor’s rights to pursue any other legal redress against Assignee, as it deems fit.

7.	The Assignor hereby agrees to execute without further consideration when requested and at the expense of the Assignee, any further lawful documents and any further assurances, including oaths, assignments and powers of attorney, that may be deemed necessary by the Assignee to fully secure to the Assignee its interest in and to the Inventions or any part thereof, and in and to the Patents.

8.	The Assignor warrants that it has the legal power to transfer the legal and beneficial property to the Assigned IP to the Assignee free and clear of any encumbrance.

9.	Except for the warranties expressed in Clause 6 above, Assignor makes no other warranties or representations, express or implied, including without limitation:

(d)	warranties of fitness for a particular purpose or merchantability, satisfactory quality, reliability, accuracy or validity of the Assigned IP; or;

(e)	the patentability of the Assigned IP; or

CONFIDENTIAL

(f)	that the Assigned IP is or will be free from infringement of any patent or other rights of third parties.

10.	Neither Assignor, nor any of its affiliates, faculty members, scientists, researchers, employees, officers, trustees or agents, assumes any responsibility for the use of the Assigned IP by Assignee, or any use, manufacture, specifications, sale or other dispositions of products and/or services using the Assigned IP by or for the Assignee.

11.	Assignor will not be liable to Assignee for any loss, damages, expenses, costs, damages or any other liability whatsoever which in any way relates to the use of the Assigned IP by Assignee, or any use, manufacture, specifications, sale or other dispositions of products and/or services using the Assigned IP by or for the Assignee.

12.	Assignee shall indemnify, defend and hold harmless Assignor from any claim, loss, cost, expense or liability of any kind (including legal fees and expenses) arising out of (a) the use of the Assigned IP by itself or any third party which it authorises, or (b) any product liability claims and/or other claims arising from its commercialisation activities relating to products or processes based on or incorporating the Assigned IP.

13.	Notwithstanding anything to the contrary, to the extent permitted under the applicable law, Assignor’s total and cumulative liability under this Agreement, howsoever arising, will not exceed the total sum of monies paid by Assignee to Assignor pursuant to this Agreement.

14.	The express terms of this Agreement are in lieu of all warranties, conditions, terms, undertakings and obligations implied by statute, common law, custom, trade usage, course of dealing or otherwise, all of which are hereby excluded to the fullest extent permitted by law.

15.	Assignee grants Assignor, a perpetual royalty free license to use all forms of Assigned IP assigned to the Assignee for its academic, research, development and other non-commercial purposes.

16.	In this Agreement, except where the context indicates the contrary:

(a)	words importing the singular shall include the plural and vice versa, and words denoting a given gender shall include each other gender; and

(b)	all schedules and attachments to this Agreement form part of this Agreement.

17.	All sums payable under this Agreement will be paid in cleared funds to such bank account or in such other manner as Assignor may specify from time to time to Assignee, without any set off, deduction or withholding of taxes, charges and other duties. Assignee will be responsible for any and all bank charges associated with such payment. Assignee agrees to release and indemnify Assignor from and against all liability of whatever nature arising out of Assignee’s failure duly and timely to pay and discharge any of the abovementioned taxes.

18.	Assignee shall not use the name or any proprietary marks or logos of Assignor in any publication, press release, publicity, advertising, promotional, sales literature or documents, without prior written consent from an authorised representative of Assignor.

19.	This Agreement shall be governed by the laws of Singapore and the parties hereby submit to the exclusive jurisdiction of the courts of Singapore.

CONFIDENTIAL

20.	This Agreement is executable in counterparts, each of which constitutes an original, and all of which together constitute one and the same agreement PROVIDED THAT this Agreement shall be of no force and effect until all counterparts are exchanged. This Agreement and any counterparts may be executed electronically by emailed portable document format (“PDF”) (or other mutually agreeable document format) and such electronic version shall be treated as an original.

The parties have caused this Agreement to be executed on the date first above written.

SIGNED by for and on behalf of		SIGNED by for and on behalf of

NANYANG TECHNOLOGICAL UNIVERSITY		NANYANG BIOLOGICS PTE. LTD,

/s/ David Shem Tov		/s/ Ong Toon Wah
Name:	David Shem Tov	Name:	Ong Toon Wah
Designation:	HEAD of NTUITIVE	Designation:	Executive Chairman

CONFIDENTIAL

SCHEDULE 1

INVENTION

#	TD Reference	Title
1	2020-451	The Isolation Of A Sesquiterpene Compound, Molephantin, From Elephantopus Tomemtosus L. And TheGeneration Of Novel Molephantin Derivatives That Have Inhibitory Effects On Cancer Cell Growth And Can Be Pharmaceutically Useful In Cancer Therapeutics
2	2021-493	Herbal Formulations And Method Of Their Preparation For Treatment Of Colon Cancer
3	2023-400	Advancing Bioactivity Prediction through Molecular Docking and Self-Attention: The Drug-Target Interaction Graph Neural Network (DTIGN)
4	2023-187	Collective Synthesis Of Phantomolin Family Through Total Synthesis Of The Sesquiterpene Lactone Molephantin
5	2022-353	Ultrasound-Assisted Extraction Method In 65% Ethanol Yielded Crude Extracts From Selected Medicinal Plants With Comparable Or Improved Bioactivity Benchmarked Against Current Pharmacological Agents In A Panel Of Cell-Based Assays For Cardiovascular Diseases
6	2023-202	Ultrasound-Assisted Extraction Method In 65% Ethanol Yielded Crude Extracts From Selected Medicinal Plants With Comparable Or Improved Bioactivity Benchmarked Against Current Pharmacological Agents In A Panel Of Cell-Based Assays For Non-Alcoholic Fatty Liver Disease
7	2024-091	The Isolation Of A Sesquiterpene Compound, Molephantinin, From Elephantopus Tomemtosus L. And The Generation Of Novel Molephantinin Derivatives That Have Inhibitory Effects On Cancer Cell Growth And Metastasis And Can Be Pharmaceutically Useful In Cancers
8	2024-412	Preparation Of The Active Fraction And Synthesis Of A Novel Compound For Liver And Vascular Health From Althernanthera Sessilis
9	2025-095	Herbal Formulation, Its Method Of Preparation And Its Method Of Use In Cardiovascularassociated Conditions, Obesity And Metabolic Dysfunction-Associated Fatty Liver Disease
10	2025-219	Enhancing the Bioactivity Prediction With Geometric Feature, Union-Pocket And Pairwise Loss
11	2025-241	A First-in-Class Therapy Targeting Transcription-Replication Conflicts Drives Synthetic Lethality In DNA-Damage-Response-Deficient Cancers
12	2025-399	Test-Time Adaptation without Source Data for Out-of-Domain Bioactivity Prediction

CONFIDENTIAL

ASSIGNED IP

Table 1: Assigned IP

TD Reference	Title	Application Number	Jurisdiction	Filing Date
2020-451	The Isolation Of A Sesquiterpene Compound, Molephantin, From Elephantopus Tomemtosus L. And The Generation Of Novel Molephantin Derivatives That Have Inhibitory Effects On Cancer Cell Growth And Can Be Pharmaceutically Useful In Cancer Therapeutics	22796282.6	Europe	Oct 12, 2023
2020-451	The Isolation Of A Sesquiterpene Compound, Molephantin, From Elephantopus Tomemtosus L. And The Generation Of Novel Molephantin Derivatives That Have Inhibitory Effects On Cancer Cell Growth And Can Be Pharmaceutically Useful In Cancer Therapeutics	18/556,616	United States	Oct 20, 2023
2020-451	The Isolation Of A Sesquiterpene Compound, Molephantin, From Elephantopus Tomemtosus L. And The Generation Of Novel Molephantin Derivatives That Have Inhibitory Effects On Cancer Cell Growth And Can Be Pharmaceutically Useful In Cancer Therapeutics	308058	Israel	Oct 26, 2023
2020-451	The Isolation Of A Sesquiterpene Compound, Molephantin, From Elephantopus Tomemtosus L. And The Generation Of Novel Molephantin Derivatives That Have Inhibitory Effects On Cancer Cell Growth And Can Be Pharmaceutically Useful In Cancer Therapeutics	202280031592.6	China	Oct 27, 2023
2020-451	The Isolation Of A Sesquiterpene Compound, Molephantin, From Elephantopus Tomemtosus L. And The Generation Of Novel Molephantin Derivatives That Have Inhibitory Effects On Cancer Cell Growth And Can Be Pharmaceutically Useful In Cancer Therapeutics	2023-566885	Japan	Oct 27, 2023
2020-451	The Isolation Of A Sesquiterpene Compound, Molephantin, From Elephantopus Tomemtosus L. And The Generation Of Novel Molephantin Derivatives That Have Inhibitory Effects On Cancer Cell Growth And Can Be Pharmaceutically Useful In Cancer Therapeutics	2022265461	Australia	Oct 31, 2023
2020-451	The Isolation Of A Sesquiterpene Compound, Molephantin, From Elephantopus Tomemtosus L. And The Generation Of Novel Molephantin Derivatives That Have Inhibitory Effects On Cancer Cell Growth And Can Be Pharmaceutically Useful In Cancer Therapeutics	202317080618	India	Nov 28, 2023
2021-493	Herbal Formulations And Method Of Their Preparation For Treatment Of Colon Cancer	China	202380020675 X	Aug 7, 2024
2021-493	Herbal Formulations And Method Of Their Preparation For Treatment Of Colon Cancer	United States	18/730,208	Jul 18, 2024
2023-400	Advancing Bioactivity Prediction through Molecular Docking and Self-Attention: The Drug-Target Interaction Graph Neural Network (DTIGN)	PCT/SG2025/05 0009	PCT	Jan 7, 2025
2023-187	Collective Synthesis Of Phantomolin Family Through Total Synthesis Of The Sesquiterpene Lactone Molephantin	PCT/SG2024/05 0568	PCT	Sep 5, 2024

CONFIDENTIAL

2022-353	Ultrasound-Assisted Extraction Method In 65% Ethanol Yielded Crude Extracts From Selected Medicinal Plants With Comparable Or Improved Bioactivity Benchmarked Against Current Pharmacological Agents In A Panel Of Cell-Based Assays For Cardiovascular Diseases	Know How	N.A.	N.A.
2023-202	Ultrasound-Assisted Extraction Method In 65% Ethanol Yielded Crude Extracts From Selected Medicinal Plants With Comparable Or Improved Bioactivity Benchmarked Against Current Pharmacological Agents In A Panel Of Cell-Based Assays For Non-Alcoholic Fatty Liver Disease	Know How	N.A.	N.A.
2024-091	The Isolation Of A Sesquiterpene Compound, Molephantinin, From Elephantopus Tomemtosus L. And The Generation Of Novel Molephantinin Derivatives That Have Inhibitory Effects On Cancer Cell Growth And Metastasis And Can Be Pharmaceutically Useful In Cancers	PCT/SG2025/05 0555	PCT	Aug 19 2025
2024-412	Preparation Of The Active Fraction And Synthesis Of A Novel Compound For Liver And Vascular Health From Althernanthera Sessilis	10202500674R	Provisional	Mar 17, 2025
2025-095	Herbal Formulation, Its Method Of Preparation And Its Method Of Use In Cardiovascularassociated Conditions, Obesity And Metabolic Dysfunction- Associated Fatty Liver Disease	10202502239Y	Provisional	Aug 8, 2025
2025-219	Enhancing the Bioactivity Prediction With Geometric Feature, Union-Pocket And Pairwise Loss	10202501193Q	Provisional	May 8, 2025
2025-241	A First-in-Class Therapy Targeting Transcription- Replication Conflicts Drives Synthetic Lethality In DNA-Damage-Response-Deficient Cancers	10202501254T	Provisional	May 15, 2025
2025-399	Test-Time Adaptation without Source Data for Out-of- Domain Bioactivity Prediction	10202502602X	Provisional	Sep 12, 2025